EXHIBIT 11.1 - Computation of Earnings Per Share


The following is a calculation of the historical and fully diluted per share amounts included within this Form SB-2 for the years ended June 30, 1996 and 1995 and the three month periods ended September 30, 1996 and 1995. The weighted average number shares outstanding reflect the shares issued to consummate the merger on November 29, 1996, all stock splits, stock dividends and shares issued in the initial public offering during the year ended June 30, 1995.

                                                                                                Fully Diluted       Fully Diluted
                                                                   Year Ended    Year Ended   Earnings Per Share  Earnings Per Share
                                                                  June 30, 1996 June 30, 1995   June 30, 1996       June 30, 1995
                                                                  ------------- ------------- ------------------  -----------------
Total number of outstanding stock options and warrants               1,572,737      245,066         1,572,737         $  245,066
                                                                    ==========   ==========        ==========         ==========
Proceeds upon exercise of options (exercise price $.250 - $7.750)   $7,031,542   $  281,168        $7,031,542         $  281,168
Market value of stock at date of treasury stock purchase                  7.50         6.65              7.38               6.50
                                                                    ----------   ----------        ----------         ----------
Number of shares that can be repurchased from proceeds
  under treasury stock method                                          937,164       42,262           953,429             43,257

Total number of outstanding stock options and warrants               1,572,737      245,066         1,572,737            245,066
                                                                    ----------   ----------        ----------         ----------

Excess of options and warrants over treasury shares
  that could be repurchased (1)                                        635,573      202,804           619,308            201,809

Weighted average number of shares outstanding (2)                    5,040,731    3,765,467         5,040,731          3,765,467
                                                                    ----------   ----------        ----------         ----------

Total number of common and common equivalent shares (3)              5,676,304    3,765,467         5,660,039          3,765,467
                                                                    ==========   ==========        ==========         ==========

Net income                                                          $  424,056  ($1,876,810)       $  424,056        ($1,876,810)
                                                                    ==========   ==========        ==========         ==========
Earnings per share                                                  $     0.07       ($0.50)       $     0.07             ($0.50)
                                                                    ==========   ==========        ==========         ==========

                                                              Three Month      Three Month      Fully Diluted      Fully Diluted
                                                              Period Ended     Period Ended   Earnings Per Share  Earnings Per Share
                                                              September 30,    September 30,     September 30,      September 30,
                                                                  1996             1995              1996              1995
                                                              ------------     ------------   ------------------  -----------------

Total number of outstanding stock options and warrants          2,128,128        1,296,782         2,128,128         1,296,782
                                                              ===========       ==========       ===========        ==========

Proceeds upon exercise of options
  (exercise price $.250 - $7.750)                             $10,721,885       $5,722,139       $10,721,885        $5,722,139
Market value of stock at date of treasury stock purchase             7.27             7.60              7.13              8.00
                                                              -----------       ----------       -----------        ----------

Number of shares that can be repurchased from proceeds
  under treasury stock method                                   1,040,045          753,111         1,504,826           715,267

Total number of outstanding stock options and warrants          2,128,128        1,296,782         2,128,128         1,296,782
                                                              -----------       ----------       -----------        ----------

Excess of options and warrants over treasury shares
  that could be repurchased (1)                                 1,088,083          543,671           623,302           581,515

Weighted average number of shares outstanding (2)               5,200,222        5,027,384         5,200,222         5,027,384
                                                              -----------       ----------       -----------        ----------

Total number of common and common equivalent shares (3)         6,288,305        5,571,055         5,823,524         5,608,899
                                                              ===========       ==========       ===========        ==========

Net income                                                    $   433,373       $  274,643       $   433,373        $  274,643
                                                              ===========       ==========       ===========        ==========

Earnings per share                                            $      0.07       $     0.05       $      0.07        $     0.05
                                                              ===========       ==========       ===========        ==========

Notes:
(1) The excess of options and warrants over treasury shares that could be repurchased is limited to 20% of the number shares outstanding at the end of the period. This limitation was applied during the three-month period ended September 30, 1995. The excess of the number of shares that could be repurchased over the 20% limitation is assumed to be first applied to short and long term borrowings and any remainder invested in govern-ment secuities. These assumptions increased net income by $46,000, which represents the decrease in interest expense during the period.

(2)  The weighted average number of shares outstanding is determined by relating
     (a) the portion of time within the reporting period that a particular number of shares of a certain security has been outstanding to (b) the total time in that period.

(3) The total number of common and common equivalent shares used for weighted average number of shares outstanding included in EPS for the year ended June 30, 1995, is limited to the actual weighted average number of shares outstanding before excess of options and warrants over treasury shares that could be repurchased due to the antidilutive effect on EPS brought about by the net loss incurred in this period.